EXHIBIT 99.1

BJ's Restaurants Reports Results of Annual Meeting of Shareholders

HUNTINGTON BEACH, Calif., June 4, 2015 (GLOBE NEWSWIRE) -- BJ's Restaurants, Inc. (Nasdaq:BJRI) held its Annual Meeting of shareholders on June 2, 2015. At the meeting, shareholders elected Gerald W. Deitchle, Gregory A. Trojan, Peter A. Bassi, Larry D. Bouts, James A. Dal Pozzo, Noah A. Elbogen, Mark A. McEachen, Wesley A. Nichols, Lea Anne S. Ottinger and Patrick D. Walsh to the Board of Directors to serve for one-year terms until the next Annual Meeting. BJ's Restaurants Board has ten members, nine of whom satisfy the standards for director independence under NASDAQ listing rules. The Board of Directors has reappointed Mr. Deitchle as Chairman of the Board of Directors for the Company. As previously announced, Board member J. Roger King retired from the Board and any committees thereof effective at the 2015 Annual Meeting and Ms. Ottinger has assumed his role as Compensation Committee chairperson.

Shareholders also approved: the Company's 2005 Equity Incentive Plan, as amended ("the Plan"), including an amendment to increase the number of shares of Common Stock reserved for issuance by 1,250,000 shares and extend the termination date of the Plan to June 30, 2024; the non-binding advisory resolution on executive compensation; and, the appointment of Ernst & Young LLP as the Company's independent registered public accounting firm for fiscal 2015.

"BJ's sales and operating initiatives continue to bear success, including increasing restaurant and operating margins and delivering solid guest traffic per square foot," commented Greg Trojan, President and CEO.  "Execution on these initiatives, which is driving our earnings momentum, combined with our long-term growth strategy of increasing restaurant operating weeks by at least 10% annually are fundamental to our commitment to enhance shareholder value. Our runway for continued growth remains highly visible as we currently operate just 160 restaurants in 19 states while our long-term plans call for at least 425 BJ's restaurants domestically.  With significant cash flow from operations and a healthy balance sheet, we have the financial flexibility to continue our long-term expansion strategy while further executing on our sales building and brand initiatives."

BJ's Restaurants, Inc. currently owns and operates 160 casual dining restaurants under the BJ's Restaurant & Brewery®, BJ's Restaurant & Brewhouse®, BJ's Pizza & Grill® and BJ's Grill® brand names. BJ's Restaurants offer an innovative and broad menu featuring award-winning, signature deep-dish pizza complemented with generously portioned salads, appetizers, sandwiches, soups, pastas, entrees and desserts, including the Pizookie® dessert. Quality, flavor, value, moderate prices and sincere service remain distinct attributes of the BJ's experience. All restaurants feature BJ's critically acclaimed proprietary craft beers, which are produced at several of the Company's restaurant and brewery locations in addition to using independent third party craft brewers. The Company's restaurants are located in the states of Arizona, Arkansas, California, Colorado, Florida, Indiana, Kansas, Kentucky, Louisiana, Maryland, Nevada, New Mexico, New York, Ohio, Oklahoma, Oregon, Texas, Virginia and Washington. Visit BJ's Restaurants, Inc. on the Web at http://www.bjsrestaurants.com.

Certain statements in the preceding paragraphs and all other statements that are not purely historical constitute "forward-looking" statements for purposes of the Securities Act of 1933 and the Securities and Exchange Act of 1934, as amended, and are intended to be covered by the safe harbors created thereby. Such statements include, but are not limited to, those regarding expected comparable restaurant sales and margin growth in future periods, total potential domestic capacity, the success of various sales-building and productivity initiatives, future guest traffic trends, construction cost savings initiatives and the number and timing of new restaurants expected to be opened in future periods. These "forward-looking" statements involve known and unknown risks, uncertainties and other factors which may cause actual results to be materially different from those projected or anticipated. Factors that might cause such differences include, but are not limited to: (i) our ability to manage an increasing number of new restaurant openings, (ii) construction delays, (iii) labor shortages, (iv) increase in minimum wage and other employment related costs, including the potential impact of the Patient Protection and Affordable Care Act on our operations, (v) the effect of credit and equity market disruptions on our ability to finance our continued expansion on acceptable terms, (vi) food quality and health concerns, (vii) factors that impact California, where 63 of our current 160 restaurants are located, (viii) restaurant and brewery industry competition, (ix) impact of certain brewery business considerations, including without limitation, dependence upon suppliers, third party contractors and related hazards, (x) consumer spending trends in general for casual dining occasions, (xi) potential uninsured losses and liabilities due to limitations on insurance coverage, (xii) fluctuating commodity costs and availability of food in general and certain raw materials related to the brewing of our craft beers and energy, (xiii) trademark and service-mark risks, (xiv) government regulations and licensing costs, (xv) beer and liquor regulations, (xvi) loss of key personnel, (xvii) inability to secure acceptable sites, (xviii) legal proceedings, (xix) other general economic and regulatory conditions and requirements, (xx) the success of our key sales-building and related operational initiatives, and (xxi) numerous other matters discussed in the Company's filings with the Securities and Exchange Commission, including its recent reports on Forms 10-K, 10-Q and 8-K. The "forward-looking" statements contained in this press release are based on current assumptions and expectations and, BJ's Restaurants, Inc. undertakes no obligation to update or alter its "forward-looking" statements whether as a result of new information, future events or otherwise.

For further information, please contact Greg Levin of BJ's Restaurants, Inc. at (714) 500-2400.